Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Prospectus dated March 31, 2016

Registration No. 333-210502

DRIVE YOUR FINANCIALFUTURE

GM Financial Right NotesSM are more than just an investment for you they are an investment in us. The program offers a convenient way to personally invest while supporting our customers and dealers.

Higher rates than $500 minimum most savings accounts investment

24/7 access to Daily interest your funds with no automatically additional fees reinvested monthly

Convenient Additional investments online enrollment accepted at any time & investment including direct from management payroll

LEARN MORE AT RIGHTNOTES.COM

General Motors Financial Company, Inc. (“GM Financial”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GM Financial has filed with the SEC for more complete information about GM Financial and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or by downloading them from the GM Financial

Right Notes Web site at rightnotes.com. Alternatively, GM Financial will arrange to send you the prospectus if you request it by calling toll-free 1-844-556-1485.